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                                                     EXHIBIT 4.9
                                  BARNES GROUP INC.
                                   123 MAIN STREET
                             BRISTOL, CONNECTICUT 06010

                               NOTE PURCHASE AGREEMENT
                                     $25,OOO,OOO
                       7.13% SENIOR NOTES DUE DECEMBER 5, 2005

          TO EACH OF THE PURCHASERS LISTED IN
            THE ATTACHED SCHEDULE A:
                                                     As of December 1, 1995

          Dear Sirs:

          Barnes Group Inc. (the "Company"), a Delaware corporation, hereby agrees with you as follows:

          SECTION 1. PURCHASE AND SALE OF NOTES.

          1.1  Issue of Notes.

               The Company will issue $25,000,000 in aggregate principal amount of its 7.13% Senior Notes due December 5, 2005 (herein called the "Notes"), Each Note will bear interest on the unpaid principal balance thereof from the date of the Note at the rate of 7.13% per annum, payable semi-annually on the fifth day of June and the fifth day of December in each year, commencing with the payment date next succeeding the date of the Note, until the principal amount shall be due and payable, and will bear interest, payable on demand, on any overdue payment (including any overdue prepayment) of principal or premium and (to the extent permitted by law) on any overdue payment of interest at a fluctuating rate per annum, to be adjusted daily, equal to the greater of (a) the rate announced publicly by Citibank, N.A. in New York, New York from time to time as its prime rate and (b) 9.13% per annum (but in no event higher than the maximum rate permitted by law); and will mature on December 5, 2005. The Notes will be registered notes in the form set out in Exhibit B.

          1.2  The Closing.

               The Company agrees to sell to you and you agree to purchase from the Company, in accordance with the provisions of this Agreement, the principal amount of the Notes set forth opposite

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          your name on Exhibit A hereto at 100% of the principal amount thereof.

               The closing of your purchase shall be held at 9:00 a.m. on December 5, 1995 ("Closing Date") at the office of CIGNA Investments, Inc., Bloomfield, Connecticut 06002. At the closing the Company will deliver to you, unless you otherwise request, a single Note in the principal amount of your purchase, dated the Closing Date and payable to you, or your nominee, as set forth in Exhibit A, against payment in immediately available funds.

          1.3  Purchase for Investment.

               You represent to the Company that you are purchasing the Notes for investment for your own account and the account of your affiliated entities and with no present intention of distributing or reselling the Notes or any part thereof to anyone other than an affiliated entity, but without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of the Notes under a registration under the Securities Act of 1933, as amended, or under a registration exemption available under that Act. It is understood that, in making the representations set out in Sections 2.9 and 2.11, the Company is relying, to the extent applicable, upon your representation as aforesaid.

          1.4  Failure to Deliver.

               If, at the closing, the Company fails to tender to you the Notes to be purchased by you or if the conditions specified in
          Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement.
          Nothing in this Section shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

          1.5  Expenses; Issue Taxes.

               Whether or not the Notes are sold, the Company will pay all expenses relating to this Agreement, including but not limited to:
               (a)   the cost of reproducing this Agreement and the Notes;

               (b) the reasonable fees and disbursements of your special counsel, if any, and of your in-house counsel;

               (c)   your out-of-pocket expenses;

               (d) the cost of delivering to or from your home office, insured to your satisfaction, the Notes purchased by you at the closing, any Note surrendered by you to the

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                     Company pursuant to this Agreement and any Note issued
                     to you in substitution or replacement for a surrendered Note;

               (e) the cost of obtaining the Private Placement Number referred to in Section 3.6;

               (f) all expenses, including attorneys, fees, relating to any amendments or waivers pursuant to the provisions hereof; and

               (g) all costs and expenses, including attorneys' fees, incurred by the holder of any Note in enforcing any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby, including without limitation, costs and expenses incurred in any bankruptcy case.

               The Company will pay all taxes in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save you harmless against any and all liabilities with respect to such taxes. The obligations of the Company under this Section 1.5 shall survive the payment of the Notes and the termination of this Agreement.

          SECTION 2. WARRANTIES AND REPRESENTATIONS

          The Company warrants and represents to you as of the date hereof that:

          2.1  Subsidiaries.

               Exhibit C to this Agreement correctly identifies (i) each of the Company's active Subsidiaries (indicating which Subsidiaries are Domestic Subsidiaries), its jurisdiction of incorporation and the percentage of its voting stock owned by the Company and each other Subsidiary and (ii) each of the Company's Affiliates (other than Subsidiaries) which is a corporation or partnership or which is a holder of 5% or more of the voting stock of the Company and the nature of the affiliation. The Company and each Subsidiary is the legal and beneficial owner of all of the shares of voting stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.


          2.2  Corporate Organization and Authority.

               The Company, and each Subsidiary,

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               (a)   is a corporation duly organized, validly existing and
                     in good standing under the laws of its jurisdiction of incorporation,

               (b) has all requisite power and authority and all necessary licenses, permits, franchises and other governmental authorizations to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, and

               (c) has duly qualified and is authorized to do business and in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary and where the failure to be so qualified would have a material adverse effect on the Company's or Subsidiary's business or financial position.

          2.3  Business, Property, Indebtedness and Liens.

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed by the Company with the Securities and Exchange Commission and previously delivered to you correctly describes the general nature of the business and principal Properties of the Company and its Subsidiaries.

               (b) Exhibit C correctly lists all outstanding Indebtedness for borrowed money (including all Capitalized Leases) of, and all Liens (other than those (x) permitted by clauses (i) - (v) of Section 7.6(a) and (y) those on Property which individually does not have a Fair Market Value in excess of $500,000 and which, when aggregated with other Property subject to Liens not included pursuant to this clause (y), does not have a Fair Market Value in excess of $2,000,000) on Property of, the Company and its Subsidiaries as of September 30, 1995. Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.6(a).

          2.4  Financial Statements.

               (a) The consolidated balance sheets of the Company and its Consolidated Subsidiaries as of December 31 in the years 1991, 1992, 1993, and 1994 and the related statements of income, retained earnings and changes in financial position or cash flows for the fiscal years ended on such dates, all accompanied by reports thereon containing opinions without qualification, except as therein noted, by Ernst & Young or by Price, Waterhouse, L.L.P., independent certified public accountants, and the consolidated balance sheets of the Company and its Consolidated

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          Subsidiaries as of June 30, 1995 and as of September 30, 1995, if
          the representation is being made as of the Date of Closing, and the related statements of income, retained earnings and cash flows for the 6-month or 9-month period, as appropriate, then ended, certified by the Company's chief financial officer or chief accounting officer, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Company and its Consolidated Subsidiaries as of such dates and the results of their operations for such periods, provided, however, that the 1995 financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements.

               (b) Since December 31, 1994 there have been no materially adverse changes in the Properties, business, prospects, profits or financial condition of the Company or the Company and its Subsidiaries taken as a whole.

          2.5  Full Disclosure.

               The financial statements referred to in Section 2.4 do not, nor does this Agreement nor the other written materials described in Exhibit F furnished to you by the Company contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no agreement, restriction or other factual matter which the Company has not disclosed to you in writing which so far as the Company can now reasonably foresee, will have a material adverse impact on the long-term financial condition or prospects of the Company and its Subsidiaries or the ability of the Company to perform this Agreement.

          2.6  Pending Litigation; Compliance with Law.

               There are no proceedings or investigations pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, so far as the Company can now reasonably foresee, individually or in the aggregate, will have a material adverse impact on the long-term financial condition or prospects of the Company and its Subsidiaries, or would impair the ability of the Company to perform this Agreement. Neither the Company nor any Subsidiary is in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal or in violation of any laws or governmental rules or regulations where, so far as the Company can now reasonably foresee, such default or violation will have a material adverse impact on the long-term financial condition or prospects of the Company and its Subsidiaries, or the ability of the Company to perform this Agreement.

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          2.7  Title to Properties.

               Except where the failure to possess good and marketable title in fee simple or good title, as the case may be, would not have a material adverse impact on the Company or on the Company and its Subsidiaries taken as a whole, the Company, and each Subsidiary, has good and marketable title in fee simple (or its equivalent under applicable law) to all the real Property, and has good title to all the other Property, it purports to own, including that reflected in the most recent balance sheet referred to in Section 2.4 (except as sold or otherwise disposed of in the ordinary course of business), free from Liens not permitted by Section 7.6(a).

          2.8  Patents and Trademarks.

               The Company, and each Subsidiary, owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any conflict with the rights of others known by Senior Management.

          2.9  Sale is Legal and Authorized.

               The sale of the Notes by the Company and compliance by the Company and each Subsidiary with all of the provisions of this Agreement and of the Notes:

               (a) have been duly authorized and are within the corporate powers of the Company and each Subsidiary; and

               (b) are legal and will not conflict with, constitute a violation of, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, by-law or other instrument to which the Company or any Subsidiary is a party or by which any of them or their respective Properties may be bound.

               The Company is not a party to any agreement, or subject to any charter or other corporate restriction, which restricts its right or ability to incur Indebtedness, other than this Agreement and the agreements listed on Exhibit C.

          2.10 No Defaults.

               No event has occurred and no condition exists which, upon the issue of the Notes, would constitute a Default or an Event of Default. The Company is not in violation (whether or not temporarily waived) of any term of any certificate of incorporation or by-law and neither the Company nor any

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          Subsidiary is in default under any agreement or other instrument with respect to borrowed money. Neither the Company nor any Subsidiary is in violation of any term of any other agreement or instrument to which it is a party or by which it or any of its Property may be bound which violation, individually or in the aggregate with other violations, will have a materially adverse impact on the long-term business or prospects of the Company or the Company and its Subsidiaries taken as a whole.

          2.11 Governmental Consent.

               Neither the nature of the Company or of any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Notes or the execution, delivery and performance of this Agreement is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the offer, issue, sale or delivery of the Notes.

          2.12 Taxes.

               Consolidated Federal income tax returns for the Company and its Domestic Subsidiaries have been examined by the Internal Revenue Service for all years up to and including the year ended December 31, 1989. The Company and each of its Subsidiaries have filed or caused to be filed all Federal, state and local tax returns which, to the knowledge of Senior Management are required to be filed and have paid or caused to be paid all taxes as shown on such returns or on any assessment received by it or by any of them, to the extent that such taxes have become due, except any such tax or assessment the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as appropriate, has set aside on its books adequate reserves to the extent the Company or any Subsidiary and a nationally recognized independent certified public accountant believes such reserves are necessary. To the extent that the Company in good faith believes is necessary, the Company and its Subsidiaries have set up reserves which are believed by the Company to be adequate for the payment of additional taxes. All assessed deficiencies resulting from examinations by the Internal Revenue Service up to and including the year ended December 31, 1989 have been discharged, reserved against or will not impair the Company's ability to repay the Loans.

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          2.13 Use of Proceeds.

               The Company will apply the proceeds from the sale of the Notes to refinance outstanding Indebtedness for borrowed money. None of the transactions contemplated in this Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

          2.14 Private Offering.

               The Company has not offered any of the Notes or any similar Security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the purchasers of the Notes and not more than five (5) other institutional investors, each of whom was offered all or a portion of the Notes at private sale for investment. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Notes or any part thereof or any similar Securities for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

          2.15 ERISA.

               (a)   Relationship of Vested Benefits to Pension Plan Assets.
                     ------------------------------------------------------
          The present aggregate value of all benefits vested under all qualified "defined benefit pension plans", as such term is defined in Section 3 of ERISA, maintained by the Company and its Related Persons, or in which employees of the Company or any Related Person are entitled to participate, as from time to time in effect (herein called the "Pension Plans"), did not, as of January 1, 1994, the last annual valuation date, exceed the actuarial or market value of the assets of the Pension Plans allocable to such vested benefits.

               (b)   Prohibited Transactions.  Neither the Company or any
                     -----------------------
          Related Person nor any of the Pension Plans nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in
          Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA, which could subject the Company, any Related Person, any of the Pension Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Pension Plans or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975 or by Section 502(i) of ERISA.

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               (c)   Reportable Events.  Since December 31, 1986, neither
                     -----------------
          any of the Pension Plans nor any such trusts have been terminated, nor have there been any "reportable events", as that term is defined in Section 4043 of ERISA, since the effective date of ERISA.

               (d)   Accumulated Funding Deficiency.  Neither any of the
                     ------------------------------
          Pension Plans nor any such trusts have incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

          2.16 Foreign Assets Control Regulations, etc.

               Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          2.17 Status under Certain Statutes.

               Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          2.18 Environmental Matters.

               Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a material adverse effect on the Company or the Company and its Subsidiaries taken as a whole. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge
               of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a material adverse effect on the Company or the Company and its Subsidiaries taken as a whole;

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                  (b)  neither the Company nor any of its Subsidiaries has
               stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a material adverse effect on the Company or the Company and its Subsidiaries taken as a whole; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a material adverse effect on the Company or the Company and its Subsidiaries taken as a whole.

          SECTION 3. CLOSING CONDITIONS

          Your obligation to purchase and pay for the Notes to be delivered to you at the closing shall be subject to the following conditions precedent:

          3.1  Opinions of Counsel.

               You shall have received from John E. Besser, Esq., Senior Vice President/Finance and Law of the Company, the closing opinion described in Exhibit D and at your option from your counsel stating that the opinion from Company counsel is satisfactory in scope and form and that, in their opinion, you are justified in relying thereon.

          3.2  Warranties and Representations True as of Closing Date.

               (a)   The warranties and representations contained in
          Section 2 shall (except as affected by transactions contemplated by this Agreement) be true in all material respects on the Closing Date with the same effect as though made on and as of that date.

               (b) Neither the Company nor any Subsidiary shall have taken any action or permitted any condition to exist which would have been prohibited by Section 7 if such Section had been binding and effective at all times during the period from December 31, 1994 to and including the Closing Date.

          3.3  Compliance with this Agreement.

               The Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by the Company before or at the closing.

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          3.4  Officers' Certificate.

               You shall have received a certificate dated the Closing Date and signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company, certifying that the conditions specified in Sections 3.2 and 3.3 have been fulfilled.

          3.5  Proceedings Satisfactory.

               All proceedings taken in connection with the sale of the Notes and all documents and papers relating thereto shall be satisfactory to you and your counsel. You and your counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or as a basis for your counsel's closing opinion, if any, all in form and substance satisfactory to you and your counsel.

          3.6  Private Placement Number.

               The Company shall have obtained from Standard & Poor's Corporation and provided to you a Private Placement Number for the Notes.

          3.7  Legal Investment.

               Each Note to be purchased by you shall qualify as a legal investment for life insurance companies under the New York Insurance Law and any other law applicable to you (other than under any "basket" or leeway provisions thereof), and the Company shall have delivered to you such officer's certificates or other evidence as you may request to establish compliance with this condition.

          SECTION 4. DIRECT PAYMENT

          The Company agrees that, notwithstanding any provision in this Agreement or the Notes to the contrary, it will pay all sums becoming due to any institutional holder of Notes in the manner provided in Exhibit A or in any other reasonable manner as any institutional holder may designate to the Company in writing (without presentment of or notation on the Notes).

          SECTION 5. PREPAYMENTS

          5.1  Required Prepayments.

               (a) In addition to paying the entire remaining principal amount and interest due on the Notes at maturity, the Company will prepay, and there shall become due and payable, $6,250,000.00 principal amount of the Notes on December 5 in each year beginning on December 5, 2002 and ending December 5, 2004, inclusive. Each such prepayment shall be at 100% of the

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          principal amount to be prepaid, together with interest accrued thereon to the date of prepayment.

               (b) The acquisition of any Notes by the Company shall not reduce or otherwise affect its obligation to make any prepayment required by Section 5.l(a). Upon any exercise by the Company of the prepayment option in Section 5.2, each remaining scheduled payment of principal shall be reduced on a pro rata basis to reflect such reduction in outstanding principal amount.

          5.2  Option to Prepay.

               The Company may make optional prepayments to prepay the Notes in whole or in part, in multiples of $1,000,000, at any time at a price equal to the greater of (i) the principal amount to be prepaid together with accrued interest on the principal amount so prepaid to the prepayment date, and (ii) the Makewhole Price applicable at such time with respect to the amount of the Notes being prepaid.

          5.3  Notice of Optional Prepayment.

               The Company will give notice of any optional prepayment of the Notes to each holder of the Notes not less than 10 Business Days nor more than 60 days before the date fixed for prepayment, specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the principal amount of the Notes and of such holder's Notes to be prepaid on such date, and (d) the accrued interest applicable to the prepayment, and setting forth a detailed calculation of what the Makewhole Price would be if the Notes were being prepaid on the date of such notice. Notice of prepayment having been so given, the principal amount of the Notes specified in such notice, together with the premium, if any, and accrued interest thereon, shall become due and payable on the prepayment date. The Company will provide a supplemental notice by courier or facsimile confirmed by telephone to be received by each holder of the Notes by 2:00 p.m., Hartford, Connecticut time, on the Business Day immediately preceding the date fixed for prepayment which will set forth a detailed calculation of the Makewhole Price.

          5.4  Partial Payment Pro Rata.

               If there is more than one Note outstanding at any time, the aggregate principal amount of each required or optional partial payment of the Notes shall be allocated among the outstanding Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Notes. For the purpose of this
          Section 5.4 only, any Notes reacquired by the Company shall be deemed to be outstanding.

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          SECTION 6. REGISTRATION; SUBSTITUTION OF NOTES

          6.1  Registration of Notes.

               The Company will cause to be kept at its office maintained pursuant to Section 7.3, a register for the registration and transfer of the Notes. The names and addresses of the holders of the Notes, the transfer thereof and the names and addresses of the transferees of any of the Notes will be registered in the register. The Person in whose name any Note is registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.

          6.2  Exchange of Notes.

               Upon surrender of any Note to the Company at its office maintained pursuant to Section 7.3, the Company, upon request, will execute and deliver, at its expense (except as provided below), new Notes in exchange therefor, in denominations of at least $100,000 (except as may be necessary to reflect any principal amount not evenly divisible by $100,000), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note (a) shall be payable to such Person as the surrendering holder may request, and (b) shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.

          6.3  Replacement of Notes.

               Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and,

               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided, if the holder of the Note is an institutional investor, its own agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation of the Note, the Company at its expense will execute and deliver a new Note of like tenor, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

          SECTION 7. COMPANY BUSINESS COVENANTS

          The Company covenants that on and after the date of this Agreement until the Notes are paid in full:

          7.1  Payment of Taxes and Claims.

               Except in situations where the failure to pay would not result in a material adverse impact on the Company or the Company and its Subsidiaries taken as a whole, the Company, and each Subsidiary, will pay, before they become delinquent,

               (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

               (b) all claims or demands of any kind (including but not limited to those of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its Property, provided that items of the foregoing description need not be paid while being contested in good faith and by appropriate proceedings, if and for so long as book reserves reasonably believed by the Company and independent certified public accountants of recognized national standing to be adequate have been established with respect thereto; provided further that notwithstanding the foregoing provisions of this Section 7.1, the Company and each Subsidiary will pay all taxes known by Senior Management to be due and payable no later than fifteen days after the date such taxes are due.

          7.2  Maintenance of Properties and Corporate Existence.

               (a) Except where the failure to do so would not have a material adverse impact on the Company or the Company and its Subsidiaries taken as a whole, the Company, and each Subsidiary, will:

                       (i) Property -- maintain its Property in good
                           --------
                           condition and make all necessary renewals, replacements, additions, betterments and improvements thereto;

                      (ii) Insurance -- keep its properties adequately
                           ---------
                           insured at all times, by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage as is customary with companies in the same or similar businesses located or operating in areas with similar geological conditions; maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, in such amounts as the Company or any Subsidiary, as the case may be, shall reasonably deem necessary; and maintain such other insurance as may be required by law;

                     (iii) Financial Records -- keep true books of records
                           -----------------
                           and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves, all in accordance with generally accepted accounting principles, consistently applied; and

                      (iv) Corporate Existence and Rights -- do or cause to
                           ------------------------------
                           be done all things necessary to preserve and
                           keep in full force and effect its existence,
                           rights and franchises, except as otherwise
                           permitted by Section 7.4, provided, however that
                                                     --------
                           the Company may liquidate or sell any Subsidiary if the transaction is permitted by Section 7.4.

               (b) The Company will and will cause each of its Sub-sidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or any Subsidiary.

          7.3  Maintenance of Office.

               The Company will maintain an office in the State of Connecticut where notices, presentations and demands in respect of this Agreement or the Notes may be made upon it. Such office shall be maintained at 123 Main Street, Bristol, Connecticut 06010 until such time as the Company shall notify the holders of the Notes of a change of location.

          7.4  Sale of Assets or Merger.

               (a)   Sale of Assets -- The Company will not, nor will it
                     --------------
          permit any of its Subsidiaries to, directly or indirectly, except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its Property or assets, now owned or hereafter acquired, if, as a result of such sale, lease, transfer or disposition, the aggregate net book value or fair market value, whichever shall be higher, of all Property and assets sold, leased, transferred or otherwise disposed of by the Company and its Subsidiaries in the then current fiscal year of the Company would exceed an amount equal to 10% of the book value (computed in accordance with GAAP) of all Property and assets of the Company and its Consolidated Subsidiaries at the end of the preceding fiscal year.

               (b)   Consolidation, Merger -- The Company will not, nor
                     ---------------------
          will it permit any of its Subsidiaries to, directly or
          indirectly, consolidate with or merge into any other corporation, or permit another corporation to merge into it, provided, however,
                                                          --------  -------
          that (i) any Subsidiary of the Company may be merged into the Company or another wholly-owned Subsidiary, (ii) the Company or any Subsidiary of the Company may merge or consolidate with another Person or business, if the Company or such Subsidiary, as the case may be, is the surviving corporation, (iii) the Company or any Subsidiary may consolidate with or merge with another Person or business in a transaction where the Company or Subsidiary is not the surviving entity if (1) the continuing or surviving entity shall assume in writing all of the obligations of the Company under this Agreement and the Notes, (2) the continuing or surviving entity shall not, immediately after such merger or consolidation, be in default of any of the Company's obligations under this Agreement or the Notes, (3) the continuing or surviving entity shall be a corporation organized under the laws of the United States or any state thereof, and (4) after giving effect to such consolidation or merger, the continuing or surviving entity could incur $1 of additional Indebtedness under
          Section 7.7.

          7.5  Leases.

               The Company will not, nor will it permit any of its Subsidiaries, directly or indirectly, to incur, create or assume any commitment to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use of real or personal Property or both of any other Person unless (a) after giving effect to such lease the aggregate rental obligations of the Company and its Subsidiaries (exclusive of obligations to pay taxes and rental increments attributable to escalator clauses) during any fiscal year shall not exceed an amount equal to 15% of the book value (computed in accordance with GAAP) of all Properties and assets of the Company and its

          Consolidated Subsidiaries at the end of the preceding fiscal year or (b) such lease was in existence as of the Closing Date and disclosed on Schedule I hereto.

          7.6  Liens and Encumbrances.

               (a)   Negative Pledge.  The Company will not, nor will it
                     ---------------
          permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements) on any of its Property or assets, whether owned at the date hereof or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except:

                        (i) liens incurred or pledges and deposits made in connection with workers, compensation, unemployment insurance, old-age pensions, social security and public liability and similar legislation;

                       (ii) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                      (iii) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors, liens, incurred in good faith in the ordinary course of business;

                       (iv)   liens securing the payment of taxes,
                              assessments and governmental charges or
                              levies, either (1) not delinquent, or
                              (2) being contested in good faith by
                              appropriate proceedings;

                        (v) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value of the Property or assets of the Company or such Subsidiary, as the case may be, or impair the use of such Property in the operation of its business;

                       (vi) purchase money liens on real Property or equipment (which are filed against the real Property or equipment within 180 days of purchase) that do not exceed 100% of the fair market value of the related Property; and

                      (vii) other liens, that in the aggregate, do not exceed 15% of the book value (computed in accordance with GAAP) of all Properties and assets of the Company and its Consolidated Subsidiaries at the end of the preceding fiscal year.

                  (b)   Equal and Ratable Lien: Equitable Lien.  In case
                        --------------------------------------
          any Property is subjected to a Lien in violation of Section 7.6(a), the Company will make or cause to be made provision whereby the Notes will be secured pursuant to documents reasonably satisfactory to the holders of at least 51% in outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates) equally and ratably with all other obligations secured thereby, and in any case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of Section 7.6(a) shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this Section 7.6(b).

          7.7  Indebtedness.

               The Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly incur, create, assume or permit to exist any Indebtedness other than:

               (a) Indebtedness incurred by the Company under the Revolving Credit Agreement;

               (b)   the Notes;

               (c) Indebtedness outstanding on the date hereof under the Company's $40,000,000, 9.47% Senior Notes due September 16, 2001;

               (d) Indebtedness of the Company which constitutes extensions, renewals or replacements on substantially the same terms and conditions (and does not increase the amount outstanding) of (a) through (c) above; and

               (e) additional Indebtedness of the Company and its Subsidiaries;

          provided, however, that (i) the total Indebtedness of the Company's Subsidiaries shall not at any time exceed $50 million;
          (ii) total Indebtedness of the Company's Domestic Subsidiaries shall not at any time exceed $10 million (excluding from the calculation thereof for all purposes except compliance with
          Section 7,4(b)(4) any pre-existing Indebtedness of a newly acquired Domestic Subsidiary for a period not exceeding 30 days after acquisition of such Domestic Subsidiary); and (iii) the aggregate amount of all Indebtedness of the Company and its Subsidiaries at any time outstanding shall not exceed an amount equal to 155% of Consolidated Net Worth at such time.

          7.8  Net Worth.

               The Company will not permit Consolidated Net Worth of the Company and its Subsidiaries at any time to be less than $135 million plus 50% of Consolidated Net Income for each fiscal year beginning after December 31, 1994 (but without deduction for any fiscal year in which Consolidated Net Income is a negative amount), with the annual adjustments to be applicable as of December 31, 1995 and as of the end of each subsequent fiscal year.

          7.9  ERISA Compliance.

               Neither the Company nor any Related Person will at any time permit any Pension Plan maintained by it to:

                 (i) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in
                        Section 406 of ERISA;

                (ii) incur any accumulated funding deficiency" as such term is defined in Section 302 Of ERISA, whether or not waived; or

               (iii) terminate under circumstances which could result in the imposition of a Lien on the Property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

          7.1O Transactions with Affiliates.

               Neither the Company nor any Subsidiary will enter into any transaction (except transactions which do not in any one calendar year involve in the aggregate an amount in excess of $500,000), including without limitations the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arms-length transaction with a Person not an Affiliate.

          7.11 Tax Consolidation.

               The Company will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

          7.12 Acquisition of Notes.

               Neither the Company nor any Subsidiary nor any Affiliate will directly or indirectly acquire or make any offer to acquire any Notes unless the Company or such Subsidiary or Affiliate has offered to acquire Notes, pro rata, from all holders of the Notes and upon the same terms. In case the Company acquires any Notes, such Notes shall thereafter be cancelled and no Notes shall be issued in substitution therefor.

          7.13 Lines of Business.

               Neither the Company nor any Subsidiary will engage in any line of business if as a result thereof the business of the Company and its Subsidiaries taken as a whole would be substantially different from what it was at December 31, 1994 as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

          7.14  Restricted Loans, Advances and Investments.

              The Company shall not, and shall not permit any Subsidiary to, at any time make or permit to exist any loans or advances to, or purchase any stock, other securities or evidences of indebtedness of, or make or permit to exist any investment or acquire any interest whatsoever in, any other person, except (a) the purchase of the Company's common or preferred stock, (b) loans or advances of the Company or any Subsidiary of the Company (in addition to loans or advances permitted by clauses (d) and
          (e) of this Section 7.14) not in excess of $10,000,000 aggregate principal amount for the Company and its Subsidiaries at any time outstanding, (c) investments of its cash by the Company or any Subsidiary of the Company in (i) marketable direct obligations of, or marketable obligations guaranteed by, the United States of America or Canada, or marketable obligations of any instrumentality or agency thereof, the payment of the principal and interest of which is unconditionally guaranteed by the United States of America or Canada, (ii) certificates of deposit or other obligations issued by, or bankers' acceptances of, any bank or trust company organized under the laws of the Federal Republic of Germany, France, the United Kingdom, Japan, Canada or the United States of America or any state thereof (including foreign branches of any such bank or trust company) and having capital, surplus and undivided profits in excess of $100,000,000, (iii) open market commercial paper with a maturity not in excess of 270 days from the date of acquisition thereof and having the highest credit rating by either Standard & Poor's Corporation or Moody's Investors Service, Inc., or (iv) in the case of any foreign Subsidiary of the Company in a country in which a Subsidiary exists as of the date of this agreement, such investments of a comparable quality and term to the other investments permitted by this clause (c) as are usually made in the jurisdiction or jurisdictions in which the business of such foreign Subsidiary is principally conducted by prudent corporate investors in like circumstances, (d) loans or advances of the Company to any of its Subsidiaries and loans or advances of any Subsidiary of the Company to the Company or another such Subsidiary, (e) purchases of stock or other securities of any corporations, associations or other business entities; provided, however, that the aggregate
                                   --------  -------
          cost to or fair market value of the consideration paid by the Company and its Subsidiaries for such stock or securities of any such corporation, association or other business entity shall not exceed 40% of the Company's Consolidated Net Worth within any four-year period commencing on the Closing Date, or (f) such other investments in an aggregate amount not to exceed $250,000 as the Company or a Subsidiary may elect.

          7.15 Limitation on Restrictions on Dividends by Subsidiaries, etc.

               The Company shall not permit any Subsidiary or other entity in which the Company or any Subsidiary has an equity investment (a "Subsidiary Investment") to be or become subject to any restriction (except restrictions applicable to corporations generally and those restrictions set forth in the Revolving Credit Agreement), whether arising by agreement, by its articles of incorporation, by-laws or other constituent documents of such Subsidiary or Subsidiary Investment or otherwise, on the right of such Subsidiary or Subsidiary Investment from time to time to (w) declare and pay Stock Payments with respect to capital stock owned by the Company from time to time owed to the Company or any Subsidiary, or (y) make loans or advances to the Company or any Subsidiary, or ((z) transfer any of its properties or assets to the Company or any Subsidiary; provided, however, that such restriction may be permitted with respect to any Subsidiary or Subsidiary Investment in which the Company or a Subsidiary directly or indirectly owns less than 80% of the Voting Stock and in which the Company's or such Subsidiary's cumulative investment since the Closing Date (in terms of cash invested in and/or assets contributed to the entity) (i) individually is less than 10% of the book value of the assets of the Company and its consolidated subsidiaries, and (ii) when taken together with all such Subsidiaries and Subsidiary Investments subject to any such restrictions in which the Company or a Subsidiary directly or indirectly owns less than 80% of the Voting Stock, is less than

          15% of the book value of the assets of the Company and its consolidated Subsidiaries.

          SECTION 8 INFORMATION AS TO COMPANY

          8.1  Financial and Business Information.

               The Company will deliver to you, if at the time you or your nominee holds any Notes (or if you are obligated to Purchase any Notes), and to each other institutional holder of outstanding
          Notes:

               (a)   Quarterly Statements - within 60 days after the end of
                     --------------------
                     each of the first three quarterly fiscal periods in each fiscal year of the Company, two copies of:

                      (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of that quarter, and

                     (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries for that quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with that quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified by a principal financial officer of the company as presenting fairly the financial condition of the companies being reported upon and as having been prepared in accordance with generally accepted accounting principles for interim statements consistently applied;

               (b)   Annual Statements - within 90 days after the end of
                     -----------------
                     each fiscal year of the Company, two copies of:

                      (i) a consolidated balance sheet of the Company and its Consolidated Subsidiaries, as at the end of that year, and

                     (ii) consolidated statements of income, retained earnings and cash flows of the Company and its Consolidated Subsidiaries, for that year,

                     setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by an opinion of independent certified public accountants of recognized national standing stating that such financial statements fairly present the financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and which independent auditors, report shall not identify either (A) any departure from the consistent application of generally accepted accounting principles (except for identified changes in application in which such accountants concur), or (B) any tests of the accounting records or other auditing procedures which were considered necessary in the circumstances and which were not performed;

               (c)   Audit Reports - promptly upon receipt thereof, one
                     -------------
                     copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any material interim or special audit made by them of the books of the Company or any material Subsidiary;

               (d)   SEC and Other Reports - promptly upon their becoming
                     ---------------------
                     available one copy of each report, notice or proxy statement sent by the Company to stockholders generally, and of each periodic report and any registration statement, filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency;

               (e)   ERISA - as soon as practicable, but in no event later
                     -----
                     than five days, after a member of Senior Management becoming aware of the occurrence of any (i) "reportable event" as such term is defined in
                     Section 4043 of ERISA, or (ii) "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, or (iii) "prohibited transaction", as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, or described in Section 406 of ERISA, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action the Company or a Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (f)   Notice of Default or Event of Default - immediately
                     -------------------------------------
                     upon becoming aware of the existence of any Default or

                     Event of Default a notice describing its nature and the action the Company is taking with respect thereto;

               (g)   Notice of Claimed Default - immediately upon becoming
                     -------------------------
                     aware that the holder of any Note or of any Indebtedness or Security of the Company or any Subsidiary has given notice or taken any other action with respect to a claimed Default or Event of Default, a notice specifying the notice given or action taken by such holder, the nature of the claimed Default or Event of Default and the action the Company is taking with respect thereto;

               (h)   Report on Proceedings - The Company and each
                     ---------------------
                     Subsidiary will give each holder of the Notes (a) notice, promptly, of any action, suit or proceeding at law or in equity or by or before any court or other governmental instrumentality or agency (i) which is not fully covered by insurance without the applicability of any co-insurance provisions or with respect to which insurance coverage is being contested and which has not been bonded and in which either the aggregate specified dollar amount of all claims (either as set forth in the complaint, demand letters or other written communications by or on behalf of the plaintiff or as otherwise determined in good faith by the Company or its counsel) against the Company and its Subsidiaries taken as a whole, exceeds the amount of any applicable insurance coverage by (x) $1,000,000 for any single proceeding or (y) $5,000,000 in the aggregate during any fiscal year of the Company; provided, however, that after giving notice of such
                     -----------------
                     claims aggregating at least $5,000,000, notice is only required of subsequent claims made during the same fiscal year which exceed insurance coverage by $500,000 for any single proceeding, or (ii) if the results thereof may have a material adverse effect on the business or condition of the Company or any Subsidiary of the Company, and (b) with respect to any such action, suit or proceeding such documentation as the holder of any Note reasonably requests;

               (i)   Requested Information - with reasonable promptness,
                     ---------------------
                     such data and information as from time to time may be reasonably requested.

          8.2  Officers' Certificates.

               Each set of financial statements delivered pursuant to
          Section 8.1(a) or 8.1(b) will be accompanied by a certificate of the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company setting forth:

               (a)   Covenant Compliance - the information required in
                     -------------------
                     order to establish compliance with the requirements of
                     Section 7 during the period covered by the income statements being furnished; and

               (b)   Event of Default - that the signers have reviewed the
                     ----------------
                     relevant terms of this Agreement and have made, or caused to be made, under their supervision, a review of the transactions and condition of the Company and its Subsidiaries from the beginning of the period covered by the income statements being furnished and that the review has not disclosed the existence during such period of any Default or Event of Default or, if any such Default or Event of Default existed or exists, describing its nature and the action the Company has taken with respect thereto.

          8.3  Accountants' Certificates.

               Each set of annual financial statements delivered pursuant to Section 8.1(b) will be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and whether, in making the examination necessary for their certification of such statements, they have become aware of any Default or Event of Default, and, if any Default or Event of Default then exists, describing its nature.

          8.4  Inspection.

               The Company will permit your representatives, while you or your nominee holds any Note, or the representatives of any other, institutional holder of the Notes, at your or such holder's expense, to visit and inspect any of the Properties of the Company or any Subsidiary, to examine and make copies and abstracts of all their books of account, records, and other papers, and to discuss their respective affairs, finances and accounts with their respective officers, employees designated by said officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at reasonable times, upon notice to a member of Senior Management (unless there shall exist a Default or an Event of Default), and as often as may be reasonably requested. Any visit or inspection made pursuant to this Section 8.4 shall be at the expense of the holder requesting the same unless, at the time of such visit or inspection, there shall exist a Default or Event of Default, in which event the Company shall bear the cost thereof.

          SECTION 9. EVENTS OF DEFAULT.

          9.1  Nature of Events.

               An "Event of Default" shall exist if any of the following occurs and is continuing:

               (a)   Principal Payments - failure to pay principal or
                     ------------------
                     Makewhole Price on any Note on or before the date such payment is due;

               (b)   Interest Payments - failure to pay interest on any
                     -----------------
                     Note on or before the fifth Business Day following the date such payment is due;

               (c)   Financial Covenant Defaults - the Company defaults in
                     ---------------------------
                     the performance of or compliance with any term contained in Sections 7.7, 7.8 and 8.1(f);

               (d)   Other Defaults - failure to comply with any other
                     --------------
                     provision of this Agreement, which continues for more than 30 days after it first becomes known to any member of Senior Management of the Company;

               (e)   Warranties or Representations - any warranty or
                     -----------------------------
                     representation by or on behalf of the Company contained in this Agreement or in any instrument delivered under or in reference to this Agreement is false or misleading in any material respect;

               (f)   Default on Other Indebtedness - a default or defaults
                     -----------------------------
                     shall have occurred under any other Indebtedness or Securities of the Company having a principal or face amount, individually or in the aggregate, in excess of $5,000,000; or any event shall occur or any condition shall exist, the effect of which is to cause (or permit any holder of such Indebtedness or Securities having a principal or face amount, individually or in the aggregate, in excess of $5,000,000, or a trustee to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

               (g)   Involuntary Bankruptcy Proceedings - a custodian
                     -----------------------------------
                     receiver, liquidator or trustee of the Company or of any of its Property, is appointed or takes possession and such appointment or possession remains in effect for more than 30 days; or the Company is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company; or any of the Property of the Company is sequestered by court order and the order remains in effect for more than 30 days; or a petition is filed against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after filing;

               (h)   Voluntary Petitions - the Company files a petition in
                     -------------------
                     voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

               (i)   Assignments for Benefit of Creditors, etc. - the
                     -----------------------------------------
                     Company makes an assignment for the benefit of its creditors, or generally fails to pay its debts as they become due, or consents to the appointment of or taking possession by a custodian, receiver, liquidator or trustee of the Company or of all or any part of the Property of the Company; or

               (j)   Undischarged Final Judgments - final judgment or
                     ----------------------------
                     judgments which are not subject to appeal for the payment of money aggregating in excess of $5,000,000 is or are outstanding against one or more of the Company and its Subsidiaries and any one of such judgments (x) has not been stayed or paid on the date it is finally due and payable or (y) has resulted in the attachment of a Lien on any Property of the Company or any Subsidiary; or

               (k)   Change of Control - the occurrence of a Change of
                     -----------------
                     Control.

          9.2  Default Remedies.

               (a) If an Event of Default described in Section 9.1(g), 9.1(h) or 9.1(i) occurs, the entire outstanding principal amount of the Notes shall automatically become due and payable, without the taking of any action on the part of any holder of the Notes or any other Person and without the giving of any notice with respect thereto. If an Event of Default described in
          Section 9.1(a) or 9.1(b) exists, any holder of Notes may, at its option, exercise any right, power or remedy permitted by law, including but not limited to the right by notice to the Company to declare the Notes held by such holder to be immediately due and payable. If any other Event of Default exists, the holder or holders of at least 51% in outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates) may exercise any right, power or remedy permitted by law, including but not limited to the right by notice to the Company to declare all the outstanding Notes immediately due and payable. Upon any such acceleration the principal of the Notes declared due or automatically becoming due shall be immediately payable together with all interest accrued thereon without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company will immediately pay the greater of (x) the principal of and interest accrued on such Notes and (y) the Makewhole Price applicable at such time to such Notes.

               (b) No course of dealing or delay or failure on the part of any holder of the Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company will pay or reimburse the holders of the Notes, to the extent permitted by law, for all costs and expenses, including but not limited to reasonable attorneys, fees, incurred by them in collecting any sums due on the Notes or in otherwise enforcing any of their rights.

          9.3  Annulment of Acceleration of Notes.

               If a declaration is made pursuant to Section 9.2(a), the holders of at least 51% of the outstanding principal amount of the Notes may annul such declaration and the consequences thereof if no judgment or decree has been entered for the payment of any monies due pursuant to such declaration and if all sums payable under the Notes and this Agreement (except principal, interest or premium which has become due solely by reason of such declaration) have been duly paid. No such annulment shall extend to or waive any subsequent Default or Event of Default.

          SECTION 10.  INTERPRETATION OF THIS AGREEMENT

          10.1 Terms Defined.

               As used in this Agreement (including Exhibits), the following terms have the respective meanings set forth below or in the Section indicated:

               Affiliate - a Person other than a Subsidiary (1) which
               ---------
            directly or indirectly controls, or is controlled by, or is under common control with, the Company, (2) which owns 5% or more of the Voting Stock of the Company or (3) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is owned by the Company or a Subsidiary. The term "control", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               Business Day - any day other than a Saturday, Sunday or a
               ------------
            national, Connecticut or New York holiday.

               Capitalized Lease - any lease which is shown or is required
               -----------------
            to be shown in accordance with GAAP as a liability on a balance sheet of the lessee thereunder.

               Change of Control - shall mean any Person or group of
               -----------------
          Persons (as used in Sections 13 and 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder) shall have become the beneficial owner (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission (the "SEC") under the Exchange
          Act) of 30% or more of the Company's outstanding voting stock provided, however, that members of the Barnes family, Fleet Norstar financial group and any of its affiliates, successors and assigns (to the extent that it owns stock in which a member of the Barnes family has an interest), the Barnes Group Inc. Guaranteed Stock Plan and State Street Bank & Trust Company, in its capacity as trustee under such plan, or its successor or assigns in its capacity as trustee under such plan, and employees of the Company (except employees of the Company who became beneficial owners of more than 10% of the Company's voting stock prior to becoming employees of the Company) shall not be counted as a person for purposes hereof.

               Closing Date - Section 1.2.
               ------------

               Consolidated Net Income - the consolidated net income of the
               -----------------------
            Company and its Subsidiaries for any period as determined in accordance with GAAP.

               Consolidated Net Worth - shall mean the assets of the
               ----------------------
            Company and its Subsidiaries less the liabilities of the Company and its Subsidiaries, each as shown on a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, plus any negative (less any positive) foreign currency translation adjustments shown in the equity section of such a consolidated balance sheet pursuant to FAS 52, plus any amount shown on such a consolidated balance sheet in the equity contra account arising from the Guaranty.

               Consolidated Subsidiary - shall mean any Subsidiary the
               -----------------------
            accounts of which shall at the time in question be consolidated with the Company.

               Default - an event or condition which will, with the lapse
               -------
            of time or the giving of notice or both, become an Event of Default.

               Domestic Subsidiary - shall mean a Subsidiary incorporated
               -------------------
            in the United States.

               Environmental Laws - shall mean any and all Federal, state,
               ------------------
            local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the en-vironment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

               ERISA - means the Employee Retirement Income Security Act of
               -----
            1974, as amended from time to time.

               Event of Default - Section 9.1.
               ----------------

               Fair Market Value - means, at any time and with respect to
               -----------------
            any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

               GAAP - means generally accepted accounting principles which
               ----
            are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors; provided, however, that such principles shall be applied without giving effect to FAS 106.

               Guaranty - means the Company's obligations as guarantor
               --------
            under a certain Guaranty Agreement, effective as of July 28, 1989, from the Company to Shawmut Bank (formerly known as The Connecticut National Bank) and NBD Bank (formerly known as National Bank of Detroit).

               Hazardous Material - means any and all pollutants, toxic or
               ------------------
            hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

               Indebtedness - with respect to any Person, means, without
               ------------
            duplication, (a) all debt arising from borrowed money and similar monetary obligations, whether direct or indirect; (b) all Indebtedness of others secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on Property owned by the Company or any Subsidiary or acquired by the Company or any Subsidiary subject thereto, whether or not the Indebtedness secured thereby shall have been assumed;

            (c) all guarantees, endorsements and other contingent obligations, in respect of Indebtedness of others, including
            (x) any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise and (y) any obligation of any partnership in which the Company or any Subsidiary is a general partner; and (d) the obligations to reimburse the issuer in respect of any letters of credit. Indebtedness shall not include the indebtedness of (i) a Subsidiary of the Company to the Company or to another Subsidiary of the Company, or (ii) the Company to a Subsidiary of the Company; provided, however, that in the case of debt of a Subsidiary not wholly owned by the Company and/or another Subsidiary, Indebtedness shall include a percentage of such Indebtedness equal to the percentage of the total minority ownership.

               Investment - means any investment, made in cash or by
               ----------
            delivery of property, by the Company or any of its Subsidiaries
            (i)in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, guaranty, advance, capital contribution or otherwise, or (ii) in any property.

               Lien - any mortgage, lien, charge, security interest or
               ----
            other encumbrance of any kind upon any Property or assets of any character, or upon the income or profits therefrom, any conditional sale or other title retention agreement, device or arrangement (including Capitalized Leases), or any sale assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

               Makewhole Price - with respect to full or partial optional
               ---------------
            prepayments of the Notes pursuant to Section 5.2 or repayment of Notes which have become or been declared immediately due and payable pursuant to Section 9.2, the present value of all scheduled payments of principal and interest in respect of the Notes (or portions thereof being prepaid) which, but for such optional prepayment or required repayment, would be required to be made following the date of the proposed prepayment or the date on which such Notes became or are declared due and payable, determined by discounting (on a semi-annual basis), at a rate which is equal to the Treasury Constant Yield at such time plus .50%, the amount of each such payment (or portion thereof) from the date such payment would be required to be made to the prepayment or repayment date.

               Notes - Section 1.1.
               -----

               Pension Plans - Section 2.15(a).
               -------------

               Person - shall mean any individual, corporation partnership,
               ------
            joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               Property - any interest in any kind of property or asset,
               --------
            whether real, personal or mixed, or tangible or intangible.

               Related Person - any Person (whether or not incorporated)
               --------------
            which is under common control with the Company within the meaning of Section 414(c) of the Internal Revenue Code of 1986, as amended, or of Section 4001(b) of ERISA.

               Revolving Credit Agreement - means the $100,000,000
               --------------------------
            Revolving Credit Agreement dated as of December 1, 1991 among the Company, Mellon Bank, N.A., as Agent, and the banks signatory thereto, as amended.

               Security - shall have the same meaning as in Section 2(l) of
               --------
            the Securities Act of 1933, as amended.

               Senior Management - shall mean any of the following officers
               -----------------
            of the Company: President, any Group Vice President, Chief Financial Officer, Treasurer or General Counsel.

               Stock Payment - by any Person shall mean any dividend,
               -------------
            distribution or payment of any nature (whether in cash, securities, or other property) on account of or in respect of any shares of the capital stock (or warrants, options or rights therefor) of such Person, including but not limited to any payment on account of the purchase, redemption, retirement, defeasance or acquisition of any shares of the capital stock (or warrants, options or rights therefor) of such Person, in each case regardless of whether required by the terms of such capital stock (or warrants, options or rights) or any other agreement or instrument.

               Subsidiary - of a Person shall mean any corporation,
               ----------
            association or other business entity of which more than 50% of the outstanding stock having by its terms ordinary voting power to elect a majority of the board of directors of such corporation, or other business entity (irrespective of whether at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned directly or indirectly by such Person.

               Treasury Constant Yield - at any time with respect to any
               -----------------------
            optional prepayment of the Notes pursuant to Section 5.2 or repayment of Notes which have been declared or become immediately due and payable pursuant to Section 9.2, means the yield to maturity at such time of United States Treasury obligations with a remaining life to maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Bulletin or its successor publication) most nearly equal to the Weighted Average Life to Maturity of the Notes (or portions thereof) to be prepaid or repaid at the time. If there are United States Treasury obligations listed in such publication with a remaining life to maturity equal to the Weighted Average Life to Maturity of the Notes (or portions thereof), then the yield on such Treasury obligations shall be the Treasury Constant Yield. If no such Treasury obligation exists, then the Treasury obligation with the remaining life to maturity closest to and greater than the Weighted Average Life to Maturity of the Notes (or portions thereof) to be prepaid or repaid shall be used, along with the Treasury obligation with a remaining life to maturity closest to and less than the Weighted Average Life to Maturity of such Notes being prepaid or repaid (or portions thereof) in order to calculate the Treasury Constant Yield. In this event these two Treasury obligations will be examined together and the Treasury Constant Yield will be calculated through interpolation of the yields on such Treasury obligations.

               Voting Stock - shall mean, with respect to any corporation,
               ------------
            the capital stock of such corporation having the power to vote for a majority of the board of directors of such corporation under ordinary circumstances.

               Weighted Average Life to Maturity - of the Notes or any
               ---------------------------------
            portion thereof, at the time of the determination thereof, means the number of years obtained by dividing the then Remaining Dollar-years of such Notes or portion thereof by the then outstanding principal amount of such Notes or portion thereof. The term "Remaining Dollar-years" of any Indebtedness for borrowed money means the amount obtained by (1) multiplying
            (A) the amount of each then remaining required repayment or redemption (including repayment or redemption at final maturity) by (B) the number of years (calculated at the nearest one-twelfth) which will elapse between the date as of which the calculation is made and the date that such required repayment is due and (2) totaling all the products obtained in (1).

          10.2 Accounting Principles.

               Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made under this Agreement, this shall be done in accordance with GAAP.

          10.3 Directly or Indirectly.

               Where any provision in this Agreement refers to any action which a Person is prohibited from taking, the provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner and all liabilities of such partnerships shall be considered liabilities of such Person for purposes of this Agreement.

          10.4 Governing Law.

               This Agreement and the Notes shall be governed by and construed in accordance with Connecticut law.

          SECTION 11.   MISCELLANEOUS

          11.1 Notices.

               All notices provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a
                -
          confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail
                                         -
          with return receipt requested (postage prepaid), or (c) by a
                                                               -
          recognized overnight delivery service (with charges prepaid).
          Any such notice must be sent:

               a. if to you or your nominee, to you or it at the address
            specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               b. if to any other holder of any Note, to such holder at
            such address as such other holder shall have specified to the Company in writing, or

               c. if to the Company, to the Company at its address set
            forth at the beginning hereof to the attention of "Treasurer", or at such other address as the Company shall have specified to the holder of each Note in writing.

          Notices under this Section 11 will be deemed given only when actually received.

          11.2 Reproduction of Documents.

               This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          11.3 Survival.

               All warranties, representations, and covenants made by the Company herein or on any certificate or other instrument delivered by it or on its behalf pursuant to the terms of this Agreement shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

          11.4 Successors and Assigns.

               This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that the Company's right to require you to purchase the Notes in accordance with Section 1.2 shall be personal to the Company and shall not be assignable or transferable to any other Person (including successors at law) whether voluntarily or involuntarily. The provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any holder, whether or not an express assignment to such holder of rights under this Agreement has been made by you or your successor or assign.

          11.5 Amendment and Waiver.

               This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holders of at least 66-2/3% of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Subsidiaries and Affiliates); provided that no such amendment or waiver of any of
                       --------
          the provisions of Sections 1 through 4 shall be effective as to you unless consented to by you in writing; and provided further,
                                                         --------
          that no such amendment or waiver shall, without the written consent of the holders of all the outstanding Notes, (i) subject to Section 9.3, change the amount or time of any prepayment or payment of principal or premium or the rate or time of payment of interest, (ii) amend Section 9, or (iii) amend this Section 11.5.

          Executed or true and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 11.5 shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which the same shall become effective. No such amendment or waiver shall extend to or affect any provision or obligation not expressly amended or waived.

          11.6 Duplicate Originals.

               Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

          If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return such counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.

          Very truly yours,

          BARNES GROUP INC.

          By:  /s/ John E. Besser
               ------------------
               Title:  Senior Vice President-Finance and Law

          Accepted:

          CONNECTICUT GENERAL LIFE INSURANCE COMPANY

          By: CIGNA Investments, Inc.

              By:  /s/ Edward Lewis
                   ----------------
                   Title: Managing Director

          CONNECTICUT GENERAL LIFE INSURANCE COMPANY
          ON BEHALF OF ONE OR MORE OF ITS SEPARATE ACCOUNTS

          By:  CIGNA Investments, Inc.

              By:  /s/ Edward Lewis
                   ----------------
                   Title: Managing Director

          [Signatures Continued On Next Page]

          CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY

          By: CIGNA Investments, Inc.

              By:  /s/ Edward Lewis
                   ----------------
                   Title: Managing Director

          LIFE INSURANCE COMPANY OF NORTH AMERICA

          By: CIGNA Investments, Inc.

              By:  /s/ Edward Lewis
                   ----------------
                   Title: Managing Director

                                                                EXHIBIT A
                                                                PAGE 1 of 4

          BARNES GROUP, INC.
          ----------------------------------------------------------------
          Purchaser Name      |  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
          -----------------------------------------------------------------
          Name in Which Note  |  CIG & Co.
          is to be Registered |
          -----------------------------------------------------------------
          Principal Amount    |  $10,000,000
          -----------------------------------------------------------------
          Payment on Account  |
          of Note             |  Federal Funds Wire Transfer
                              |
              Method          |
                              |  Chase NYC/CTR/
              Account         |  BNF=CIGNA Private
          Information         |  Placements/AC=9009001802
                              |  ABA# 021000021
          -----------------------------------------------------------------
          Accompanying        |  OBI=BARNES GROUP, INC.; 7.13% Senior
          Information         |  Secured Notes due December, ___ 2005;
                              |  PPN: ________; due date and application
                              |  (as among principal, premium and interest
                              |  of the payment being made; contact name
          -----------------------------------------------------------------
          Address for Notices |  CIG & Co.
          Related to Payments |  c/o CIGNA Investments, Inc.
                              |  Attention: Securities Processing S-206
                              |  900 Cottage Grove Road
                              |  Hartford CT 06152-2206
                              |
                              |  with a copy to:
                              |
                              |  Chase Manhattan Bank, N.A.
                              |  Private Placement Servicing
                              |  P.O. Box 1508
                              |  Bowling Green Station
                              |  New York, New York 10081
                              |  Attention: CIGNA Private Placements
                              |  FAX: 212-552-3107/1005
          -----------------------------------------------------------------
          Address for All     |  CIG & Co.
          Other Notices       |  c/o CIGNA Investments, Inc.
                              |  Attention: Private Securities Division -
                              |  S-307
                              |  900 Cottage Grove Road
                              |  Hartford, Connecticut 06152-2307
                              |  FAX: 203-726-7203
          -----------------------------------------------------------------
          Tax Identification  |  13-3574027
          Number              |
          -----------------------------------------------------------------

                                                                EXHIBIT A
                                                                PAGE 2 of 4
          BARNES GROUP
          ----------------------------------------------------------------
          Purchaser Name      |  CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                              |  on behalf of one or more separate accounts
          -----------------------------------------------------------------
          Name in Which Note  |  CIG & Co.
          is to be Registered |
          -----------------------------------------------------------------
          Principal Amount    |  $5,000,000
          -----------------------------------------------------------------
          Payment on Account  |
          of Note             |
                              |  Federal Funds Wire Transfer
              Method          |
                              |  Chase NYC/CTR/
              Account         |  BNF=CIGNA Private
          Information         |  Placements/AC=9009001802
                              |  ABA# 021000021
          -----------------------------------------------------------------
          Accompanying        |  OBI=BARNES GROUP, INC.; 7.13% Senior
          Information         |  Secured Notes due December, ___ 2005;
                              |  PPN: ________; due date and application
                              |  (as among principal, premium and interest
                              |  of the payment being made; contact name
          -----------------------------------------------------------------
          Address for Notices |  CIG & Co.
          Related to Payments |  c/o CIGNA Investments, Inc.
                              |  Attention: Securities Processing S-206
                              |  900 Cottage Grove Road
                              |  Hartford CT 06152-2206
                              |
                              |  with a copy to:
                              |
                              |  Chase Manhattan Bank, N.A.
                              |  Private Placement Servicing
                              |  P.O. Box 1508
                              |  Bowling Green Station
                              |  New York, New York 10081
                              |  Attention: CIGNA Private Placements
                              |  FAX: 212-552-3107/1005
          -----------------------------------------------------------------
          Address for All     |  CIG & Co.
          Other Notices       |  c/o CIGNA Investments, Inc.
                              |  Attention: Private Securities Division -
                              |  S-307
                              |  900 Cottage Grove Road
                              |  Hartford, Connecticut 06152-2307
                              |  FAX: 203-726-7203
          -----------------------------------------------------------------
          Tax Identification  |  13-3574027
          Number              |
          -----------------------------------------------------------------

                                                                EXHIBIT A
                                                                PAGE 3 of 4
          MATTER NAME:  BARNES GROUP, INC.
          ----------------------------------------------------------------
          Purchaser Name      |  CIGN PROPERTY AND CASUALTY INSURANCE
          -----------------------------------------------------------------
          Name in Which Note  |  CIG & Co.
          is to be Registered |
          -----------------------------------------------------------------
          Principal Amount    |  $5,000,000
          -----------------------------------------------------------------
          Payment on Account  |
          of Note             |
                              |  Federal Funds Wire Transfer
              Method          |
                              |  Chase NYC/CTR/
              Account         |  BNF=CIGNA Private
          Information         |  Placements/AC=9009001802
                              |  ABA# 021000021
          -----------------------------------------------------------------
          Accompanying        |  OBI=BARNES GROUP, INC.; 7.13% Senior
          Information         |  Secured Notes due December, ___ 2005;
                              |  PPN: ________; due date and application
                              |  (as among principal, premium and interest
                              |  of the payment being made; contact name
          -----------------------------------------------------------------
          Address for Notices |  CIG & Co.
          Related to Payments |  c/o CIGNA Investments, Inc.
                              |  Attention: Securities Processing S-206
                              |  900 Cottage Grove Road
                              |  Hartford CT 06152-2206
                              |
                              |  with a copy to:
                              |
                              |  Chase Manhattan Bank, N.A.
                              |  Private Placement Servicing
                              |  P.O. Box 1508
                              |  Bowling Green Station
                              |  New York, New York 10081
                              |  Attention: CIGNA Private Placements
                              |  FAX: 212-552-3107/1005
          -----------------------------------------------------------------
          Address for All     |  CIG & Co.
          Other Notices       |  c/o CIGNA Investments, Inc.
                              |  Attention: Private Securities Division -
                              |  S-307
                              |  900 Cottage Grove Road
                              |  Hartford, Connecticut 06152-2307
                              |  FAX: 203-726-7203
          -----------------------------------------------------------------
          Tax Identification  |  13-3574027
          Number              |
          -----------------------------------------------------------------

                                                                EXHIBIT A
                                                                PAGE 4 of 4
          MATTER NAME:  BARNES GROUP, INC.
          ----------------------------------------------------------------
          Purchaser Name      |  LIFE INSURANCE COMPANY OF NORTH AMERICA
          -----------------------------------------------------------------
          Name in Which Note  |  CIG & Co.
          is to be Registered |
          -----------------------------------------------------------------
          Principal Amount    |  $5,000,000
          -----------------------------------------------------------------
          Payment on Account  |
          of Note             |
                              |  Federal Funds Wire Transfer
              Method          |
                              |  Chase NYC/CTR/
              Account         |  BNF=CIGNA Private
          Information         |  Placements/AC=9009001802
                              |  ABA# 021000021
          -----------------------------------------------------------------
          Accompanying        |  OBI=BARNES GROUP, INC.; 7.13% Senior
          Information         |  Secured Notes due December, ___ 2005;
                              |  PPN: ________; due date and application
                              |  (as among principal, premium and interest
                              |  of the payment being made; contact name
          -----------------------------------------------------------------
          Address for Notices |  CIG & Co.
          Related to Payments |  c/o CIGNA Investments, Inc.
                              |  Attention: Securities Processing S-206
                              |  900 Cottage Grove Road
                              |  Hartford CT 06152-2206
                              |
                              |  with a copy to:
                              |
                              |  Chase Manhattan Bank, N.A.
                              |  Private Placement Servicing
                              |  P.O. Box 1508
                              |  Bowling Green Station
                              |  New York, New York 10081
                              |  Attention: CIGNA Private Placements
                              |  FAX: 212-552-3107/1005
          -----------------------------------------------------------------
          Address for All     |  CIG & Co.
          Other Notices       |  c/o CIGNA Investments, Inc.
                              |  Attention: Private Securities Division -
                              |  S-307
                              |  900 Cottage Grove Road
                              |  Hartford, Connecticut 06152-2307
                              |  FAX: 203-726-7203
          -----------------------------------------------------------------
          Tax Identification  |  13-3574027
          Number              |
          -----------------------------------------------------------------

                                                                 EXHIBIT B
                                    FORM OF NOTE

                                  BARNES GROUP INC.

                            7.13% Senior Unsecured Note,
                                due December 5, 2005

          Private Placement No.:

          No. R-B______________                             Bloomfield, CT
          U.S.  $______________                             December 5, 1995

              Barnes Group Inc., (the "Company"), a Delaware corporation, for value received, hereby promises to pay to ______________, or registered assigns, the principal amount of U.S. $____________ on December 5, 2005, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 7.13% per annum from the date hereof, payable semiannually on each June 5 and December 5 after the date hereof, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and the Makewhole Price, as defined in the Note Purchase Agreement (as hereinafter defined), if any, and (to the extent permitted by applicable law) on any overdue interest, at the rate of 1% per annum above the applicable interest rate until paid, payable semiannually as aforesaid or, at the option of the holder hereof, on demand. Payments of principal, premium, if any, and interest on this Note shall be made without tender of the Note in immediately available funds by federal wire transfer in lawful money of the United States of America on the due date therefor to the account of the respective holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

              This Note is one of the Company's 7.13% Unsecured Notes, due December 5, 2005 (the "Notes"), originally issued in the aggregate principal amount of U.S. $25,000,000 pursuant to the Note Purchase Agreement (the "Note Purchase Agreement"), dated as of October ____, 1995, as from time to time amended, between the Company and each of the Purchasers listed therein. The registered holder of this Note is entitled to the benefits of such Note Purchase Agreement and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

              This Note has not been registered under the Securities Act of 1933, as amended, or the laws of any state and may be transferred in whole or in part only pursuant to an effective registration statement under such Act and applicable state laws or under an exemption from such registration available under such Act and applicable state law. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue, and the Company shall not be affected by notice to the contrary. This Note is transferable only in accordance with the provisions of the Note Purchase Agreement and the holder hereof is subject to and bound by the provisions of the Note Purchase Agreement as if it were an original signatory thereto.

              This Note is subject to prepayment, in whole or in part, in certain cases with the Makewhole Price, all as specified in such Note Purchase Agreement.

              In case an Event of Default, as defined in such Note
          Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note, together with the Makewhole Price applicable thereto, may become due and payable in the manner and with the effect provided in such Note Purchase Agreement.

              This Note is made and delivered in Bloomfield, Connecticut, and shall be governed by the laws of the State of Connecticut.

          BARNES GROUP INC.

          By:  ______________________________
               Name:
               Title:

                                                              EXHIBIT C

            I. THE COMPANY'S ACTIVE SUBSIDIARIES, EACH OF WHICH HAS ONLY
               A SINGLE CLASS OF STOCK OUTSTANDING, ARE AS FOLLOWS:

                                                       Jurisdiction of
                    Name                               Incorporation
                    ----                               ---------------
          Associated Spring-Asia PTE. LTD.               Singapore
          Associated Spring SPEC Limited                 United Kingdom
          Barnes Group (Bermuda) Limited                 Bermuda
          Barnes Group Canada Inc.                       Canada
          Barnes Group Holding B.V.                      Netherlands
          Bowman Distribution Europe Limited             United Kingdom
          Bowman Distribution France S.A.                France
          Resortes Mecanicos, S.A.                       Mexico
          Ressorts SPEC, EURL                            France
          Stumpp & Schuele do Brasil Industria e
              Comercio Limitada                          Brazil
          Windsor Airmotive Asia PTE, LTD.               Singapore

               Associated Spring SPEC Limited is wholly-owned by Bowman Distribution Europe Limited. Ressorts SPEC, EURL is wholly-owned by Bowman Distribution France S.A. Windsor Airmotive Asia PTE. LTD. is wholly-owned by Barnes Group Canada Inc. Associated Spring-Asia PTE. Ltd., Resortes Mechanicos, S.A., and Stumpp & Schuele do Brasil Industria e Comercio Limitada are wholly-owned by Barnes Group (Bermuda) Limited. Barnes Group Canada Inc., Bowman Distribution Europe Limited, and Bowman Distribution France S.A. are wholly-owned by Barnes Group Holding B.V. Barnes Group (Bermuda) Limited and Barnes Group Holding B.V. are wholly-owned by Barnes Group Inc. The Company's consolidated financial statements include all of the above-named subsidiaries. For a statement of the principles of consolidation applicable to these subsidiaries, see note 1 of the Notes to Consolidated Financial Statements on page 18 of the 1994 Annual Report to Stockholders.

           II. AFFILIATES

               The Company's Affiliates, other than Subsidiaries, are as follows:

                                   Jurisdiction of      Nature and Extent
          Name of Affiliate         Incorporation        of Affiliation
          -----------------        ---------------      -----------------
          a) NHK-Associated Spring     Delaware         45% of Voting Stock
                                                        Owned by Company

          b) Carlyle F. Barnes                          Have beneficial
             Thomas O. Barnes                           ownership of more
             Wallace Barnes                             than 5% of the
             Fleet Bank of Connecticut                  Company's stock as
             Mitchell Hutchins Institutional            determined under
              Investors, Inc.                           Rule 13d-3 of the
             State Street Bank & Trust Company          Securities Exchange
             (in its capacity as Trustee for            Act of 1934
             the Company's Guaranteed
             Stock Plan)

          III. DESCRIPTION OF INDEBTEDNESS
               [UPDATED DESCRIPTION OF INDEBTEDNESS TO BE PROVIDED BY THE
               COMPANY]

               (A) The Indebtedness for borrowed money (including Financing Leases) of the Company and its Subsidiaries as of September 30, 1995 is as follows:

               Description                                      Amount
               -----------                                      ------
           1.  Senior Notes   Travelers Insurance Company    $23,077,000.00
                              Allstate Life Insurance        $ 9,231,000.00
                              Company
                              Aid Association for Lutherans  $ 4,615,000.00

           2.  Revolving      Mellon Bank, N.A. Trustee      $      -0-
               Credit
               Agreement

           3.  Industrial     Commercia Bank, N.A. Trustee   $ 7,000,000.00
               Revenue Bond
               Saline, MI

           4.  Short Term     Various                        $26,500,000.00
               Credit Line

           5.  Bank Overdraft Society National Bank          $   557,000.00

           6.  Letter of      Fuji Bank, Ltd.                $ 7,394,000.00
               Credit

           7.  NASCO Guaranty LTCB Trust Co.                 $ 3,780,000.00

           8.  NASCO Guaranty Tohlease Corp.                 $ 1,282,000.00

           9.  NASCO Guaranty Yokohama Bank                  $   450,000.00

          10.  NASCO Guaranty LTCB Trust Co.                 $ 1,350,000.00

          11.  NASCO Guaranty LTCB Trust Co.                 $ 3,150,000.00

          12.  ESOP Guaranty  Shawmut Bank, N.A.             $10,398,000.00
                              NBD Bank N.A.

          13.  Standby L/C    Shawmut Bank, N.A.             $ 6,448,000.00

          14.  Commercial L/C Shawmut Bank, N.A.             $ 2,680,000.00

          15.  Company        Various                        $   100,000.00
               Guaranty

          Total Debt:  $101,012,000.00
          Total excludes duplication items listed:
          #3 Industrial Revenue Bond, Saline, $7,000,000.00

               (B)   Agreement Restricting the Company's Ability to Incur
          Indebtedness:

          1.   Senior Notes, Travelers Insurance Company, Allstate Life
               ------------
               Insurance Co., Aid Association for Lutherans, dated September 16, 1991;

          2.   Revolving Credit Agreement, Mellon Bank, N.A., agent, dated
               --------------------------
               December 1, 1991;

          3.   Reimbursement Agreement, Fuji Bank Limited, New York Branch,
               -----------------------
               dated February 1, 1986;

          4.   Guarantee Agreement, Connecticut National Bank and National
               -------------------
               Bank of Detroit, dated July 28, 1989;

          5.   Interest Rate Swap Agreement, Chemical Bank, N.A., dated
               ----------------------------
               September 16, 1991;

          6.   Barnes Group Inc. Company Resolution, Barnes Group Inc.,
               ------------------------------------
               dated April 14, 1990.

          IV.  LIENS ON PROPERTY

               Liens existing as of June 30, 1995 (other than Liens of the types permitted by clauses (i) through (v) of Section 7.6(a)) on any Property of the Company and its Subsidiaries which has a cost or market value greater than $500,000 are as follows:

               a.    NONE

                                                                EXHIBIT D

                  DESCRIPTION OF COMPANY COUNSEL'S CLOSING OPINION

          The closing opinion of John E. Besser, Esq., Counsel of the Company, which is called for by Section 3.1, shall be dated the Closing Date and addressed to you, shall be satisfactory in form and substance to you, and shall be to the effect that:

           (1) Organization, Standing, etc. of the Company--the Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to issue, sell and deliver the Notes and to carry on its business and own its Property;

           (2) Organization, Standing, etc, of Subsidiaries--each
               Subsidiary is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business and own its Property;

           (3) Authority to Conduct Business--the Company, and each Subsidiary, is duly authorized to conduct its business in each jurisdiction in which it operates and has duly qualified and is in good standing as a foreign corporation in each jurisdiction where the character of its Properties or the nature of its activities makes such qualification necessary or desirable;

           (4) Agreement, Notes--the Agreement and the Notes being delivered to you at the closing have been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-Laws of the Company or otherwise), have been duly executed and delivered by the Company, and are legal, valid and binding obligations of the Company enforceable in accordance with their terms except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors, rights generally or by general equitable principles;

           (5) No Conflict with Charter, By-Laws or Other Agreements--the issue and sale of the Notes and compliance by the Company with the terms of the Notes and the Agreement will not conflict with, or result in any breach of any of the provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the Property of the Company pursuant to the provisions of, the Certificate of Incorporation or By-Laws of the Company, or any agreement or other instrument to which the Company is a party or by which it is bound;

           (6) Title to Stock of Subsidiaries--the Company is the legal and beneficial owner of all of the shares it purports to own of the capital stock of each Subsidiary, free and clear in each case of any Lien and all such shares have been duly issued and are fully paid and non-assessable;

           (7) Governmental Consent, etc,--all consents, approvals or authorizations, if any, of any governmental authority required on the part of the Company in connection with the execution and delivery of the Agreement or the offer, issue, sale or delivery of the Notes to you have been duly obtained, and the Company has complied with any applicable provisions of law requiring any designation, declaration, filing, registration or qualification with any governmental authority in connection with such offer, issue, sale or delivery;

           (8) Margin Requirements--none of the transactions contemplated in the Agreement (including, without limitation thereof, the use of the proceeds from the sale of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II; and

           (9) Exempted Offering--the issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreement are exempted transactions under the registration provisions of the Securities Act of 1933, as amended, and do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or qualification of an indenture under the Trust Indenture Act of 1939.

          (10) Litigation--there is no action, suit, or proceeding at law or in equity or any investigation pending, or to the best knowledge of such counsel threatened, against or affecting the Company or any Subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal which, individually or in the aggregate will have a material adverse impact on the long-term financial condition or prospects of the Company and its Subsidiaries, or the ability of the Company to perform the Agreement.

          (11) The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          (12) The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          Such opinion shall also cover such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request.

                                                                 EXHIBIT E

                 DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

          The closing opinion of special counsel for you, which is called for by Section 3.1 of the Agreement, shall be dated the Closing Date and addressed to you, shall be satisfactory in form and substance to you, and shall cover the matters referred to in paragraphs 1 (as to incorporation and good standing only), and 4, 5 (as to Certificate of Incorporation and ByLaws only), 7, 8 and 9 of Exhibit D. Such opinion shall also state that based on such due investigation and inquiry as deemed relevant and appropriate, the closing opinion of Company counsel delivered pursuant to
          Section 3.1 is satisfactory in scope and form to special counsel and that in their opinion you are justified in relying thereon, and shall cover such other matters relating to the sale of the Notes as you may reasonably request.

                                                                EXHIBIT F

                      CERTAIN DOCUMENTS FURNISHED TO PURCHASERS

          1.   Financial Statements for 1991, 1992, 1993 and 1994.

          2.   The Company's 1994 Proxy Statement and 10k filing.

          3.   Offering Memorandum with respect to the Company's
               $40,000,000 9.47% Senior Notes due September 16, 2001.

                                                            CONFORMED COPY

                                  BARNES GROUP INC.

                               NOTE PURCHASE AGREEMENT

                                  TABLE OF CONTENTS
                                                                     PAGE
                                                                     ----
          SECTION 1.   PURCHASE AND SALE OF NOTES                      1
              1.1      Issue of Notes                                  1
              1.2      The Closing                                     1
              1.3      Purchase for Investment                         2
              1.4      Failure to Deliver                              2
              1.5      Expenses; Issue Taxes                           2

          SECTION 2.   WARRANTIES AND REPRESENTATIONS                  3
              2.1      Subsidiaries                                    3
              2.2      Corporate Organization and Authority            3
              2.3      Business, Property, Indebtedness and Liens      4
              2.4      Financial Statements                            4
              2.5      Full Disclosure                                 5
              2.6      Pending Litigation; Compliance with Law         5
              2.7      Title to Properties                             6
              2.8      Patents and Trademarks                          6
              2.9      Sale is Legal and Authorized                    6
              2.10     No Defaults                                     6
              2.11     Governmental Consent                            7
              2.12     Taxes                                           7
              2.13     Use of Proceeds                                 8
              2.14     Private Offering                                8
              2.15     ERISA                                           8
              2.16     Foreign Assets Control Regulations, etc         9
              2.17     Status under Certain Statutes                   9
              2.18     Environmental Matters                           9

          SECTION 3.   CLOSING CONDITIONS                             10
              3.1      Opinions of Counsel                            10
              3.2      Warranties and Representations True as of
                          Closing Date                                10
              3.3      Compliance with this Agreement                 10
              3.4      Officers' Certificate                          11
              3.5      Proceedings Satisfactory                       11
              3.6      Private Placement Number                       11
              3.7      Legal Investment                               11

          SECTION 4.   DIRECT PAYMENT                                 11

          SECTION 5.   PREPAYMENTS                                    11
              5.1      Required Prepayments                           11
              5.2      Option to Prepay                               12
              5.3      Notice of Optional Prepayment                  12
              5.4      Partial Payment Pro Rata                       12

                            TABLE OF CONTENTS (CONTINUED)
                                                                     PAGE
                                                                     ----
          SECTION 6.   REGISTRATION; SUBSTITUTION OF NOTES            13
              6.1      Registration of Notes                          13
              6.2      Exchange of Notes                              13
              6.3      Replacement of Notes                           13

          SECTION 7.   COMPANY BUSINESS COVENANTS                     14
              7.1      Payment of Taxes and Claims                    14
              7.2      Maintenance of Properties and
                         Corporate Existence                          14
              7.3      Maintenance of Office                          15
              7.4      Sale of Assets or Merger                       16
              7.5      Leases                                         16
              7.6      Liens and Encumbrances                         17
              7.7      Indebtedness                                   18
              7.8      Net Worth                                      19
              7.9      ERISA Compliance                               19
              7.10     Transactions with Affiliates                   19
              7.11     Tax Consolidation                              20
              7.12     Acquisition of Notes                           20
              7.13     Lines of Business                              20
              7.14     Restricted Loans, Advances and Investments     20
              7.15     Limitation on Restrictions on Dividends by
                         Subsidiaries, etc.                           21

          SECTION 8.   INFORMATION AS TO COMPANY                      22
              8.1      Financial and Business Information             22
              8.2      Officers' Certificates                         24
              8.3      Accountants' Certificates                      25
              8.4      Inspection                                     25

          SECTION 9.   EVENTS OF DEFAULT                              26
              9.1      Nature of Events                               26
              9.2      Default Remedies                               27
              9.3      Annulment of Acceleration of Notes             28

          SECTION 10.  INTERPRETATION OF THIS AGREEMENT               28
              10.1     Terms Defined                                  28
              10.2     Accounting Principles                          33
              10.3     Directly or Indirectly                         34
              10.4     Governing Law                                  34

                            TABLE OF CONTENTS (CONTINUED)
                                                                     PAGE
                                                                     ----
          SECTION 11.  MISCELLANEOUS                                  34
              11.1     Notices                                        34
              11.2     Reproduction of Documents                      34
              11.3     Survival                                       35
              11.4     Successors and Assigns                         35
              11.5     Amendment and Waiver                           35
              11.6     Duplicate Originals                            36


          Exhibit A  -  Schedule of Purchasers
          Exhibit B  -  Form of Note
          Exhibit C  -  Subsidiaries and Affiliates of Company,
                           Description of Indebtedness
          Exhibit D  -  Form of Opinion of General Counsel of Company
          Exhibit E  -  Form of Opinion of Special Counsel of Company
          Exhibit F  -  List of Disclosure Documents
          Schedule I -  List of Leases

